Exhibit 99.1

CorEnergy Releases Second Quarter 2015 Results

KANSAS CITY, Mo.--(BUSINESS WIRE)-- CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) (“CorEnergy” or the “Company”) today announced financial results for the quarter ended June 30, 2015.

Second Quarter Highlights and Subsequent Events

•	Acquired Grand Isle Gathering System (GIGS) for total consideration of $259 million, diversifying portfolio of energy infrastructure

•	Announced intention to increase common stock dividend 11.1% to $0.15 per share quarterly ($0.60 annualized)

•	Expanded capital structure through new convertible debt issue, follow-on equity offering and larger credit facility

•	Declared common stock dividend of $0.135 per share ($0.54 annualized) for second quarter, as expected

•	Delivered Adjusted Funds from Operations (AFFO) of $0.14 per share (basic) and $0.13 per share (diluted) in quarter

•	Reiterated CorEnergy’s long-term annual growth target of 3-5% in common stock dividends

“CorEnergy delivered stable cash flows and dividends for the second quarter consistent with expectations based on the growth of our infrastructure portfolio in 2014. On June 30, 2015, we closed on the $259 million acquisition of the Grand Isle Gathering System – expanding CorEnergy’s assets and enabling an 11.1% increase in dividends that we expect to begin paying in the distribution for the third quarter,” said David Schulte, Chief Executive Officer of CorEnergy. “The Grand Isle asset is a critical midstream system that is essential to transporting crude oil from fields on the Gulf of Mexico shelf that have large proven reserves and attractive economics. We expect this asset to deliver predictable, utility-like cash flows while also diversifying our portfolio of energy infrastructure geographically and financially.”

Quarterly Performance Summary

Results for the second quarter of 2015, including Contribution Margin1 of $11.1 million and quarterly expenses were consistent with expectations for the portfolio at the start of 2015, as disclosed in pro forma data in the Company’s Form 10-K for 2014. Adjusted Funds from Operations (AFFO) in the second quarter of 2015 were $6.5 million, $0.14 per share (basic) and $0.13 per share (diluted), providing coverage of our common stock dividend of $0.135 for the second quarter.

Second quarter 2015 and second quarter 2014 results are not directly comparable, due to acquisitions and capital markets activity in both years. The acquisition and leaseback of the Grand Isle Gathering System on June 30, 2015, which diversified CorEnergy assets and expanded the capital structure, will contribute additional revenues going forward.

Second Quarter Ended June 30, 2015 Financial Summary

	For the Quarter Ended June 30, 2015
		Per Share
	Total	Basic	Diluted
Net Income (attributable to Common Stockholders)	$3,148,029	$0.07	$0.06
NAREIT Funds from Operations (NAREIT FFO)	$6,217,218	$0.13	$0.13
Funds From Operations (FFO)	$6,150,117	$0.13	$0.12
Adjusted Funds From Operations (AFFO)	$6,491,184	$0.14	$0.13

NAREIT FFO, FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. NAREIT FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO as we have presented it here, and historically, also excludes the impact of transactions related to the Company’s legacy Business Development Company securities holdings. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, above-market rent, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and other adjustments as deemed appropriate. Management uses AFFO as a measure of long-term sustainable operational performance. A reconciliation of NAREIT FFO, FFO and AFFO, as presented, to Net income attributable to CorEnergy stockholders is included in the additional financial information attached to this press release.

As of June 30, 2015, CorEnergy had approximately $60.4 million available for future investment. Following the expansion of the Company’s credit facilities on July 8, 2015, the revised availability for investment was approximately $119.3 million. The ratio of indebtedness to total capitalization is well within the long-term target of 25-50%.

Portfolio Update

Among the recent asset-specific developments:

Grand Isle Gathering System (GIGS)

CorEnergy completed the acquisition of the GIGS system on June 30, 2015, from Energy XXI USA, Inc. ("EXXI") for a cash purchase price of $245 million and the assumption of asset retirement obligation liabilities of approximately $12.2 million, acquisition costs of approximately $1.9 million and deferred lease costs of approximately $298 thousand, for total consideration of $259 million. The GIGS consists of 153 miles of undersea pipeline that connects to offshore oil platforms in seven producing fields, six of which are operated by EXXI and one by ExxonMobil, and includes an onshore terminal, storage tanks and saltwater disposal system.

An EXXI affiliate entered into a long-term, triple-net lease with CorEnergy to operate the GIGS system. The rent will adjust annually over the initial 11-year term, with minimum rents ranging from $31.5 million to $50.8 million per year, averaging approximately $40 million annually. In addition, the GIGS lease provides potential variable rent linked to oil revenues realized by EXXI from the system above a predetermined threshold. After the 11-year term, the lease provides for a renewal term of nine years, subject to certain conditions.

CorEnergy financed the GIGS acquisition with a combination of a follow-on common stock offering that generated $77.6 million in gross proceeds, a new issue of $115 million of convertible debt, and approximately $42 million advanced under the Company's existing Senior Credit Facility. The remainder of the acquisition cost, approximately $20 million, was funded with cash on hand as of June 30, 2015.

Portland Terminal Facility

CorEnergy continued to progress on construction projects at the Portland Terminal Facility in Oregon, triggering increased base rent under the long-term triple-net lease with operator Arc Terminals. As of June 30, 2015, base rent had increased to approximately $500 thousand per month due to the approximately $8.8 million in completed projects.

Subsequent Events

Following the GIGS acquisition on June 30, 2015, the Company expanded its credit facilities to provide long-term funding for a portion of the acquisition and to increase liquidity for potential additional acquisitions. As of July 8, 2015, CorEnergy’s credit facilities increased to $153.0 million, consisting of a $108.0 million revolving line of credit, which includes $3.0 million designated for subsidiary operations, and a $45.0 million term loan. Proceeds from the term loan, less fees of approximately $979.6 thousand, were used to repay borrowings against the revolver. Following the expansion of the Company’s credit facilities, total liquidity available for investment on July 8, 2015, was approximately $119.3 million.

Dividend Update

A second quarter common stock cash dividend of $0.135 was declared on July 31, 2015, payable on August 31, 2015. In connection with the GIGS acquisition, CorEnergy has announced its Board of Directors’ intention to increase the annualized dividend rate to $0.60 per share beginning with the distribution for the third quarter of 2015. CorEnergy maintains a quarterly common stock dividend payment cycle of February, May, August and November. Dividend payouts may be affected by cash flow requirements and remain subject to other risks and uncertainties.

For the 7.375% Series A Cumulative Redeemable Preferred Stock, a cash dividend of $0.4609375 per depositary share was declared for the second quarter, payable on August 28, 2015. The preferred dividends, which equate to an annual payment of $1.84375 per depositary share, are paid on or about the last day of August, November, February and May.

Outlook

CorEnergy expects its energy infrastructure portfolio – the GIGS, Pinedale LGS, MoGas Pipeline, Portland Terminal Facility and Omega Pipeline – to produce stable, recurring revenues going forward. The Company believes these cash flows will support annualized dividend payments of $0.60 per share beginning with the distribution for the third quarter of 2015, as well as a long-term dividend growth target of 3-5% annually.

The Company is evaluating a broad set of infrastructure opportunities in the range of $50 to $250 million per project. There can be no assurance that any of these acquisition opportunities will result in consummated transactions. If a potential transaction is accretive to long-term shareholder value, CorEnergy expects to utilize balance sheet resources, including available liquidity and prudent leverage, supplemented with equity issuance, to fund the growth opportunity.

Second Quarter 2015 Earnings Conference Call

CorEnergy will host a conference call Tuesday, August 11, 2015, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 1-877-407-8035 (for international callers, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format, and also for replay afterward, through a link available at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. on September 11, 2015, by dialing 1-877-660-6853 (for international callers, 1-201-612-7415). The Conference ID # is 13615201.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

1 Contribution Margin is a non-GAAP measure defined as Total Lease Revenue, Security Distributions, Financing Revenue and Operating Results, as reported in the MD&A section of CorEnergy’s Form 10-Q. Management believes that Lease Revenue, Security Distributions, Financing Revenue and Operating Results provides investors with information that will assist them in analyzing the operating performance of our leased assets, financing notes receivable, other equity securities and operating entities. As it pertains to other equity securities, the Company believes that net distributions received are indicative of the operating performance of the assets. Reconciliations of these results to Adjusted EBITDA and to Income Attributable to Common Stockholders are included in the additional financial information attached to this press release.

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
Assets	(Unaudited)
Leased property, net of accumulated depreciation of $24,695,831 and $19,417,025	$517,027,594	$260,280,029
Leased property held for sale, net of accumulated depreciation of $0 and $5,878,933	—	8,247,916
Property and equipment, net of accumulated depreciation of $4,288,676 and $2,623,020	121,174,286	122,820,122
Financing notes and related accrued interest receivable, net	21,033,590	20,687,962
Other equity securities, at fair value	10,099,805	9,572,181
Cash and cash equivalents	12,440,444	7,578,164
Accounts and other receivables	8,053,108	7,793,515
Intangibles and deferred costs, net of accumulated amortization of $2,975,892 and $2,271,080	4,267,094	4,384,975
Prepaid expenses and other assets	662,898	732,110
Goodwill	1,718,868	1,718,868
Total Assets	$696,477,687	$443,815,842
Liabilities and Equity
Current maturities of long-term debt	$3,528,000	$3,528,000
Long-term debt	173,030,500	63,532,000
Asset retirement obligation	12,152,096	—
Accounts payable and other accrued liabilities	3,789,615	3,935,307
Management fees payable	1,212,358	1,164,399
Income Tax Liability	292,214	—
Deferred tax liability	993,853	1,262,587
Line of credit	42,149,925	32,141,277
Unearned revenue	—	711,230
Total Liabilities	$237,148,561	$106,274,800
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $56,250,000 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 22,500 and 0 issued and outstanding as of June 30, 2015, and December 31, 2014	$56,250,000	$—
Capital stock, non-convertible, $0.001 par value; 59,611,472 and 46,605,055 shares issued and outstanding at June 30, 2015, and December 31, 2014 (100,000,000 shares authorized)	59,611	46,605
Additional paid-in capital	376,102,899	309,950,440
Accumulated other comprehensive income	195,397	453,302
Total CorEnergy Equity	432,607,907	310,450,347
Non-controlling Interest	26,721,219	27,090,695
Total Equity	459,329,126	337,541,042
Total Liabilities and Equity	$696,477,687	$443,815,842

CONSOLIDATED STATEMENTS OF INCOME

	For The Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue
Lease revenue	$6,799,879	$7,065,677	$14,135,980	$13,828,085
Sales revenue	1,665,908	1,813,607	4,007,563	5,073,137
Financing revenue	668,904	139,728	1,329,296	165,347
Transportation revenue	3,546,979	—	7,196,714	—
Total Revenue	12,681,670	9,019,012	26,669,553	19,066,569
Expenses
Cost of sales (excluding depreciation expense)	569,958	1,384,998	1,818,288	4,092,356
Management fees	1,167,522	761,265	2,339,496	1,545,133
Acquisition expense and professional fees	416,591	286,246	1,658,546	701,591
Depreciation and amortization expense	3,495,986	3,220,253	7,544,818	6,367,231
Transportation, maintenance and general and administrative	1,076,352	—	2,067,960	—
Operating expenses	195,673	213,533	402,033	436,274
Other expenses	321,216	287,449	475,806	521,191
Total Expenses	7,243,298	6,153,744	16,306,947	13,663,776
Operating Income	$5,438,372	$2,865,268	$10,362,606	$5,402,793
Other Income (Expense)
Net distributions and dividend income	$193,410	$5,988	$783,818	$11,044
Net realized and unrealized gain on other equity securities	43,385	2,084,026	493,183	3,378,208
Interest expense	(1,126,888)	(819,360)	(2,274,160)	(1,646,337)
Total Other Income (Expense)	(890,093)	1,270,654	(997,159)	1,742,915
Income before income taxes	4,548,279	4,135,922	9,365,447	7,145,708
Taxes
Current tax expense	104,479	—	540,235	854,075
Deferred tax benefit	(153,342)	742,879	(268,733)	402,317
Income tax expense, net	(48,863)	742,879	271,502	1,256,392
Net Income	4,597,142	3,393,043	9,093,945	5,889,316
Less: Net Income attributable to non-controlling interest	412,004	387,135	822,179	778,249
Net Income available to CorEnergy Stockholders	$4,185,138	$3,005,908	$8,271,766	$5,111,067
Preferred dividend requirements	1,037,109	—	1,774,609	—
Net Income attributable to Common Stockholders	$3,148,029	$3,005,908	$6,497,157	$5,111,067

Net Income	$4,597,142	$3,393,043	$9,093,945	$5,889,316
Other comprehensive income:
Changes in fair value of qualifying hedges attributable to CorEnergy stockholders	18,202	(270,838)	(257,905)	(341,458)
Changes in fair value of qualifying hedges attributable to non-controlling interest	4,256	(63,324)	(60,299)	(79,835)
Net Change in Other Comprehensive Income	$22,458	$(334,162)	$(318,204)	$(421,293)
Total Comprehensive Income	4,619,600	3,058,881	8,775,741	5,468,023
Less: Comprehensive income attributable to non-controlling interest	416,260	323,811	761,880	698,414
Comprehensive Income attributable to CorEnergy Stockholders	$4,203,340	$2,735,070	$8,013,861	$4,769,609
Earnings Per Common Share:
Basic	$0.07	$0.10	$0.14	$0.17
Diluted	$0.06	$0.10	$0.14	$0.17
Weighted Average Shares of Common Stock Outstanding:
Basic	47,618,765	31,637,568	47,118,789	30,810,060
Diluted	49,317,067	31,637,568	47,972,632	30,810,060
Dividends declared per share	$0.14	$0.13	$0.27	$0.25

CONSOLIDATED STATEMENTS OF EQUITY

	Capital Stock		Preferred Stock			Accumulated
	Shares	Amount	Amount	Warrants	Additional Paid- in Capital	Other Comprehensive Income	Retained Earnings	Non-Controlling Interest	Total
Balance at December 31, 2013	$24,156,163	$24,156	$-	$1,370,700	$173,441,019	$777,403	$1,580,062	$28,348,030	$205,541,370
Net Income	-	-	-	-	-	-	7,013,856	1,556,157	8,570,013
Net change in cash flow hedges	-	-	-	-	-	(324,101)	-	(75,780)	(399,881)
Total comprehensive income	-	-	-	-	-	(324,101)	7,013,856	1,480,377	8,170,132
Net offering proceeds from issuance of common stock	22,425,000	22,425	-	-	141,702,803	-	-	-	141,725,228
Dividends	-	-	-	-	(6,734,166)	-	(8,593,918)	-	(15,328,084)
Common stock issued under director's compensation plan	4,027	4	-	-	29,996	-	-	-	30,000
Distributions to Non-controlling interest	-	-	-	-	-	-	-	(2,737,712)	(2,737,712)
Reinvestment of dividends paid to stockholders	19,865	20	-	-	140,088	-	-	-	140,108
Warrant expiration	-	-	-	(1,370,700)	1,370,700	-	-	-	-
Balance at December 31, 2014	46,605,055	46,605	-	-	309,950,440	453,302	-	27,090,695	337,541,042
Net income	-	-	-	-	-	-	8,271,766	822,179	9,093,945
Net change in cash flow hedges	-	-	-	-	-	(257,905)	-	(60,299)	(318,204)
Total comprehensive income	-	-	-	-	-	(257,905)	8,271,766	761,880	8,775,741
Issuance of Series A cumulative redeemable preferred stock, 7.375% - redemption value	-	-	56,250,000	-	(2,039,524)	-	-	-	54,210,476
Net offering proceeds from issuance of common stock	12,937,500	12,938	-	-	73,242,135	-	-	-	73,255,073
Series A preferred stock dividends	-	-	-	-	-	-	(1,428,906)	-	(1,428,906)
Common stock dividends	-	-	-	-	(5,510,616)	-	(6,842,860)	-	(12,353,476)
Common stock issued under director's compensation plan	8,794	8	-	-	59,992	-	-	-	60,000
Distributions to Non-controlling interest	-	-	-	-	-	-	-	(1,131,356)	(1,131,356)
Reinvestment of dividends paid to common stockholders	60,123	60	-	-	400,472	-	-	-	400,532
Balance at June 30, 2015 (Unaudited)	$59,611,472	$59,611	$56,250,000	$-	$376,102,899	$195,397	$-	$26,721,219	$459,329,126

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Six Months Ended
	June 30, 2015	June 30, 2014
Operating Activities
Net Income	$9,093,945	$5,889,316
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax, net	(268,734)	402,318
Depreciation and amortization	8,216,190	6,802,882
Net distributions and dividend income, including recharacterization of income	(371,323)	-
Net realized and unrealized gain on other equity securities	(493,183)	(3,378,208)
Unrealized gain on derivative contract	(34,529)	(34,932)
Common stock issued under directors compensation plan	60,000	-
Changes in assets and liabilities:		-
(Increase) decrease in accounts and other receivables	22,280	563,997
Increase in financing note accrued interest receivable	(342,874)	-
Increase in prepaid expenses and other assets	(198,215)	(94,053)
Increase in management fee payable	47,959	-
Decrease in accounts payable and other accrued liabilities	(702,221)	(366,777)
Increase in current income tax liability	292,214	421,887
Increase (decrease) in unearned revenue	(711,230)	2,133,686
Net cash provided by operating activities	$14,610,279	$12,340,116
Investing Activities
Proceeds from sale of leased property held for sale	7,678,246	-
Acquisition expenditures	(249,925,974)	(43,536,044)
Purchases of property and equipment	(19,820)	-
Increase in financing notes receivable	(39,248)	(4,299,356)
Return of capital on distributions received	55,009	832,744
Net cash used in investing activities	$(242,251,787)	$(47,002,656)
Financing Activities
Debt financing costs	(132,041)	(220,000)
Net offering proceeds on Series A Preferred Stock	54,210,476	-
Net offering proceeds on common stock	73,431,411	45,624,563
Net offering proceeds on convertible debt	111,262,500	-
Dividends paid on Series A preferred Stock	(1,428,906)	-
Dividends paid on Common Stock	(11,952,944)	(7,039,176)
Distributions to non-controlling interest	(1,131,356)	(1,421,562)
Advances on revolving line of credit	45,072,666	2,535,671
Payments on revolving line of credit	(35,064,018)	(2,617,606)
Principal payment on credit facility	(1,764,000)	(1,176,000)
Net cash provided by financing activities	$232,503,788	$35,685,890
Net Change in Cash and Cash Equivalents	$4,862,280	$1,023,350
Cash and Cash Equivalents at beginning of period	7,578,164	17,963,266
Cash and Cash Equivalents at end of period	$12,440,444	$18,986,616

Supplemental Disclosure of Cash Flow Information
Interest paid	$1,734,846	$1,399,619
Income taxes paid (net of refunds)	$(2,999)	$432,187

Non-Cash Operating Activities
Change in accounts payable and accrued expenses related to prepaid assets and other expense	$16,248	$-

Non-Cash Investing Activities
Change in accounts payable and accrued expenses related to intangibles and deferred costs	$297,831	$-
Change in accounts payable and accrued expenses related to acquisition expenditures	$(51,699)	$627,970
Change in accounts payable and accrued expenses related to issuance of financing and other notes receivable	$(39,248)	$-

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to the issuance of equity	$176,338	$-
Change in accounts payable and accrued expenses related to debt financing costs	$157,059	$(220,000)
Reinvestment of distributions by common stockholders in additional common shares	$400,532	$61,329

NAREIT FFO, FFO ADJUSTED FOR SECURITIES INVESTMENT AND AFFO RECONCILIATION

	For the Three Months Ended			For the Six Months Ended
	June 30, 2015	June 30, 2014		June 30, 2015	June 30, 2014	Pro Forma June 30, 2015 (1)
Net Income attributable to CorEnergy Stockholders	$4,185,138		$3,005,908	$8,271,766	$5,111,067	$18,064,724
Less:
Preferred Dividend Requirements	$1,037,109		—	$1,774,609	—	$2,074,219
Net Income attributable to Common Stockholders	$3,148,029		$3,005,908	$6,497,157	$5,111,067	$15,990,505
Add:
Depreciation	$3,480,644		$3,204,911	$7,514,134	$6,336,548	$11,312,298
Less:
Non-Controlling Interest attributable to NAREIT FFO reconciling items	$411,455		$411,455	$822,909	$822,910	$822,909
NAREIT funds from operations (NAREIT FFO)	$6,217,218	$	,799,364	$13,188,382	$10,624,705	$26,479,894
Add:
Distributions received from investment securities	$218,557		$347,472	$467,506	$843,788	$467,506
Income tax expense (benefit), net	$(48,863)		$742,879	$271,502	$1,256,392	$271,502
Less:
Net distributions and dividend income	$193,410		$5,988	$783,818	$11,044	$783,818
Net realized and unrealized gain on other equity securities	$43,385		$2,084,026	$493,183	$3,378,208	$493,183
Funds from operations adjusted for securities investments (FFO)	$6,150,117		$4,799,701	$12,650,389	$9,335,633	$25,941,901
Add:
Transaction costs	$74,551		$$20,732	$747,298	$36,949	$747,298
Amortization of debt issuance costs	$307,930		$144,840	$613,640	$289,680	$711,568
Amortization of deferred lease costs	$15,342		$15,342	$30,684	$30,683	$30,684
Amortization of above market leases	—		$72,985	$72,987	$145,969	—
Noncash costs associated with derivative instruments	$(34,529)		$(17,443)	$(51,409)	$(34,932)	$(51,409)
Less:
EIP Lease Adjustment	—		$542,809	$542,809	$1,085,618	—
Non-Controlling Interest attributable to AFFO reconciling items	$22,227		$23,179	$45,511	$46,349	$45,511
Adjusted funds from operations (AFFO)	$6,491,184		$4,470,169	$13,475,269	$8,672,015	$27,334,531

Weighted Average Shares of Common Stock Outstanding:
Basic	47,618,765		31,637,568	47,118,789	30,810,060	59,565,267
Diluted	49,317,067		31,637,568	47,972,632	30,810,060	76,989,515
NAREIT FFO attributable to Common Stockholders
Basic	$0.13		$0.18	$0.28	$0.34	$0.44
Diluted	$0.13		$0.18	$0.27	$0.34	$0.40
FFO attributable to Common Stockholders
Basic	$0.13		$0.15	$0.27	$0.30	$0.44
Diluted (2)	$0.12		$0.15	$0.26	$0.30	$0.39
AFFO attributable to Common Stockholders
Basic	$0.14		$0.14	$0.29	$0.28	$0.46
Diluted (2)	$0.13		$0.14	$0.28	$0.28	$0.41

(1) Pro forma NAREIT FFO, FFO Adjusted for Securities Investment and AFFO Reconciliation illustrating the effects of all 2015 transactions as if they occurred on January 1, 2015. For details of the pro forma adjustments, please refer to Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 10, 2015.
(2) Interest expense on the Convertible Notes outstanding is added back for calculation of the dilution per share.

LEASE REVENUE, SECURITY DISTRIBUTIONS, FINANCING REVENUE AND OPERATING RESULTS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014	Pro Forma June 30, 2015 (1)
Lease Revenue, Security Distributions, Financing Revenue, and Operating Results
Leases:
Lease revenue	$6,799,879	$7,065,677	$14,135,980	$13,828,085	$33,886,021
Other Equity Securities:
Net cash distributions received	218,557	347,472	467,506	843,788	467,506
Financing:
Financing revenue	668,904	139,728	1,329,296	165,347	1,329,296
Operations:
Sales revenue	1,665,908	1,813,607	4,007,563	5,073,137	4,007,563
Transportation revenue	3,546,979	—	7,196,714	—	7,196,714
Cost of sales	(569,958)	(1,384,998)	(1,818,288)	(4,092,356)	(1,818,288)
Transportation, maintenance and general and administrative	(1,076,352)	—	(2,067,960)	—	(2,067,960)
Operating expenses (excluding depreciation and amortization)	(195,673)	(213,533)	(402,033)	(436,274)	(402,033)
Net Operations (excluding depreciation and amortization)	3,370,904	215,076	6,915,996	544,507	6,915,996
Total Lease Revenue, Security Distributions, Financing Revenue and Operating Results	$11,058,244	$7,767,953	$22,848,778	$15,381,727	$42,598,819
Expenses	(1,905,329)	(1,334,960)	(4,473,848)	(2,767,915)	(5,991,110)
Non-Controlling Interest attributable to Adjusted EBITDA Items	(971,678)	(952,244)	(1,941,665)	(1,908,658)	(1,941,665)
Adjusted EBITDA	$8,181,237	$5,480,749	$16,433,265	$10,705,154	$34,666,044

(1) Pro forma Lease Revenue, Security Distributions, Financing Revenue and Operating Results illustrating the effects of all 2015 transactions as if they occurred on January 1, 2015. For details of the pro forma adjustments, please refer to Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 10, 2015.

RECONCILIATION OF ADJUSTED EBITDA TO INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014	Pro Forma June 30, 2015 (2)
Adjusted EBITDA	$8,181,237	$5,480,749	$16,433,265	$10,705,154	$34,666,044
Other Adjustments:
Distributions and dividends received in prior period previously deemed a return of capital (recorded as a cost reduction) and reclassified as income in a subsequent period	—	(341,484)	371,323	(832,744)	371,323
Net realized and unrealized gain on securities, noncash portion	18,238	2,084,026	438,172	3,378,208	438,172
Depreciation & amortization	(3,495,986)	(3,220,253)	(7,544,818)	(6,367,231)	(11,342,982)
Interest expense, net	(1,126,888)	(819,360)	(2,274,160)	(1,646,337)	(6,915,817)
Non-controlling interest attributable to depreciation, amortization and interest expense	559,674	565,109	1,119,486	1,130,409	1,119,486
Income tax benefit (expense)	48,863	(742,879)	(271,502)	(1,256,392)	(271,502)
Preferred dividend requirements	(1,037,109)	—	(1,774,609)	—	(2,074,219)
Income Attributable to Common Stockholders	$3,148,029	$3,005,908	$6,497,157	$5,111,067	$15,990,505

Weighted Average Shares of Common Stock Outstanding:
Basic	47,618,765	31,637,568	47,118,789	30,810,060	59,565,267
Diluted	49,317,067	31,637,568	47,972,632	30,810,060	76,989,515
Net earnings per share:
Basic	$0.07	$0.10	$0.14	$0.17	$0.27
Diluted (3)	$0.06	$0.10	$0.14	$0.17	$0.26
AFFO per share:(1)
Basic	$0.14	$0.14	$0.29	$0.28	$0.46
Diluted (3)	$0.13	$0.14	$0.28	$0.28	$0.41

(1) For a full reconciliation of AFFO per share (basic and diluted) to Income Attributable to CorEnergy Stockholders, see FFO/AFFO Reconciliation table presented herein.

(2) Pro forma Adjusted EBITDA attributable to Common Stockholders illustrating the effects of all 2015 transactions as if they occurred on January 1, 2015. For details of the pro forma adjustments, please refer to Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 10, 2015.

(3) Interest expense on the Convertible Notes outstanding is added back for calculation of the dilution per share.

Contacts
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Robertshaw, 877-699-CORR (2677)
info@corridortrust.com

Source: CorEnergy Infrastructure Trust, Inc.